EXHIBIT 4.3

                                                        DRAFT 06/24/97 10:28PM

                               WARRANT AGREEMENT


      THIS AGREEMENT is entered into as of the ____ day of July, 1997, by and between ALLSTAR SYSTEMS, INC. (the "Company") and SUTRO & CO. INCORPORATED ("Sutro") and CRUTTENDEN ROTH INCORPORATED ("Cruttenden"; Sutro and Cruttenden are sometimes collectively referred to herein as the "Holders").

                               R E C I T A L S:

      A. In connection with the initial public offering by the Company of 2,035,000 shares of Common Stock (including 535,000 shares sold by Jack B. Corey ("Corey")) in which the Holders were the representatives of the several underwriters (the "Public Offering"), the Company has agreed to sell to the Holders warrants to purchase an aggregate of up to Two Hundred Three Thousand Five Hundred (203,500) shares of Common Stock of the Company (the "Warrants") on the terms set forth herein.

      B. The parties desire to clarify their rights and obligations with respect to the Warrants.

            NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations of the Company and the Holders thereunder, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS.

            As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

            (a) "Common Stock" shall mean and include the Company's Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum, liquidation preference or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; or in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8(b) hereof, the stock, securities or property provided for in such Section 8(b).

            (b) "Exercise Date" shall mean, as to a Warrant, the date on which the Company shall have received both (a) a Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by a Holder, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price or pursuant to the net exercise provisions set forth in the Warrant Certificate.
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            (c) "Prospectus" shall, with respect to the Public Offering, have the meaning set forth in that certain Underwriting Agreement dated _____________, 1997, by and between the Company, Corey and the Holders as representatives of the several underwriters in the Public Offering.

            (d) "Purchase Price" shall mean the purchase price to be paid upon exercise of the Warrants in accordance with the terms hereof, which price shall be ________________ ($________) per share of Common Stock which price is equal to the greater of (i) 120% of the price per share of the Common Stock sold in the Public Offering or (ii) $9.60 per share. In any event, the Purchase Price shall be subject to adjustment from time to time pursuant to the provisions of
Section 8 hereof, and as so adjusted is sometimes herein referred to as the "Stated Purchase Price."

            (e) "Warrant Expiration Date" shall mean 5:00 p.m. (California time) on _________, 2002 (the date that is five years from the effective date of the Public Offering); provided that if such date shall in the State of California be a holiday or a day on which banks are authorized to close, then 5:00 p.m. (California time) on the next following day which in the State of California is not a holiday or a day on which banks are authorized to close.

SECTION 2.  WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

            Upon the execution of this Agreement, the Holders shall deliver to the Company the aggregate sum of Two Thousand Thirty-Five and No/100 Dollars ($2,035.00) (amounting to $0.01 per share), and Warrant Certificates representing the right to purchase One Hundred One Thousand Seven Hundred Fifty (101,750) shares of Common Stock of the Company shall be executed by the Company and delivered to each of the Holders. The Company hereby represents and warrants to the Holders that the equity capitalization of the Company immediately following the Public Offering is fully and fairly presented under the column labeled "As Adjusted" under the heading "Capitalization" in the Prospectus, including all Common Stock issued and all Common Stock issuable upon exercise of outstanding warrants, options and convertible securities, if any.

            (a) From time to time, up to the Warrant Expiration Date, the Company shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; and at the option of the Company, in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Stated Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants.

SECTION 3.  FORM AND EXECUTION OF WARRANT CERTIFICATES.

            (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage. The Warrant Certificates shall be dated

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the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of a mutilated, lost, stolen or destroyed Warrant Certificate) and issued in registered form.

            (b) The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a seal or a facsimile of the Company's seal.

SECTION 4.  EXERCISE.

            The Warrants may be exercised by the Holders, in whole or in part, at any time on or after one year from the date hereof, but not after the Expiration Date, upon the terms and subject to the conditions set forth herein and in the Warrant Certificates. The Warrants shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date. Promptly following, and in any event within five days after the date of such exercise, the Company shall issue and deliver to the Holders thereof a certificate or certificates for the securities deliverable upon such exercise (plus a Warrant Certificate for any unexercised portion of the Warrants held by such Holder).

SECTION 5.  RESERVATION OF SHARES; PAYMENT OF TAXES; ETC.

            (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of the Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery and assuming payment in accordance herewith, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange or trading market, as the case may be, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

            (b) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, and the issuance and delivery of any shares upon exercise of the Warrants.

SECTION 6.  EXCHANGE AND REGISTRATION OF TRANSFER.

            The transfer of the Warrants or any interest therein by the Holders is subject to compliance with all applicable state and federal securities laws. The Warrants are nontransferable for a period of one year from the effective date of the Public Offering except to officers and partners of the Holders, any member participating in the Public Offering or officers and partners of any member participating in the Public Offering. The Warrant Certificates and each certificate representing shares of Common Stock issuable upon exercise of the Warrants (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise printed with a legend substantially in the following form and such additional legends as may be required under other applicable state securities laws:

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      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR
      INVESTMENT AND NOT WITH A VIEW TO OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR A LEGAL OPINION REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SECTION 7.  LOSS OR MUTILATION.

            Upon receipt by the Company of evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of a Warrant Certificate and in case of loss, theft or destruction of indemnity satisfactory to it, and in the case of mutilation upon surrender and cancellation thereof, the Company shall execute (in the absence of notice to the Company that the Warrant Certificate has been acquired by a bona fide purchaser) and deliver to the Holder thereof in lieu thereof a new Warrant Certificate of like tenor. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 8. ADJUSTMENT OF STATED PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS.

            (a) CHANGE OF SHARES. In the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Stated Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by dividing (i) the sum of the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Stated Purchase Price in effect immediately prior to such Change of Shares, by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares.

                  Upon each adjustment of the Stated Purchase Price pursuant to this Section 8, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 8(b) hereof) be such number of shares purchasable at the Stated Purchase Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Stated Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Stated Purchase Price in effect immediately after such adjustment.

            (b) DISTRIBUTIONS. In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of evidences of its indebtedness or assets (including cash, cash dividends, and securities, but

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excluding (i) dividends referred to in Section 8(a), (ii) distributions referred to in Section 8(c) and (iii) cash dividends out of surplus of the Company), the number of shares of Common Stock purchasable upon exercise of each Warrant after such record date shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock purchasable upon an exercise of the Warrants immediately prior to such record date by a fraction, the numerator of which shall be the Stated Purchase Price immediately prior to such distribution, and the denominator of which shall be the Stated Purchase Price immediately prior to such distribution less the fair market value per share as determined by an investment banking firm other than one of the Holders that is reasonably acceptable to the Holders (the cost of the engagement of said investment banking firm to be borne by the Company) of the portion of the assets or evidences of indebtedness so distributed. Such adjustment shall be made successively whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution. If such distribution is not made, the number of shares of Common Stock into which each Warrant is exercisable shall again be adjusted to be such number of shares of Common Stock in effect if the distribution had not been made.

            (c) RECLASSIFICATION, MERGER, ETC. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holders shall have the right thereafter, by exercising the Warrants, to acquire the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance, had the Holders exercised the Warrants immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. The Company shall not effect any such consolidation, merger, sale or conveyance, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Holders the shares of stock, securities or assets to which the Holders may be entitled pursuant to this
Section 8(c). The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

            (d) Notwithstanding Section 8(c), (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Holders shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Stated Purchase Price. Upon receipt of

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such payment, if any, the rights of the Holders shall terminate and cease and such Warrants shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of surrendered Warrant Certificates, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the respective Holder.

            (e) After each adjustment of the Purchase Price pursuant to this
Section 8, the Company will promptly provide to the Holders a certificate of its Chief Financial Officer, setting forth: (i) the Purchase Price as so adjusted,
(ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment.

            (f)   In the event:

                  (i) that the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

                  (ii) that the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets; or

                  (iii) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (iv) of the voluntary dissolution, liquidation or winding up of the Company; or

                  (v) that the Company proposes to take any other action which would require an adjustment of the Stated Purchase Price of the Warrants issued by it pursuant to Section 8;

then the Company shall cause to be given to the Holders at least twenty (20) days prior to the applicable record date hereinafter specified, by first class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (B) the date on which any such consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

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            (g) No adjustment in the number of shares of Common Stock
purchasable upon exercise of the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock purchasable upon the exercise of each Warrant; provided, however, that any adjustments that by reason of this Section 8(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

SECTION 9.  FRACTIONAL SHARES.

            If the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrant or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder thereof an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                  (a) If the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market, the current value shall be calculated assuming conversion at the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of the Warrant or if no such sale is made on such day, the average closing bid and asked price for such day on such exchange or market system; or

                  (b) If the Common Stock is not listed so or quoted, the current value shall be calculated assuming conversion at the mean of the last reported bid and asked prices reported on the OTC Bulletin Board on the last business day prior to the date of the exercise of the Warrant; or

                  (c) If the Common Stock is not so listed or quoted and bid and asked prices are not so reported, the current value shall be determined by an investment banking firm other than one of the Holders that is reasonably acceptable to the Holder thereof.

SECTION 10.  REGISTRATION.

            (a)   DEFINITIONS.

                  (i) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering by the Securities and Exchange Commission ("SEC") of the effectiveness of such registration statement.

                  (ii) The term "Registration Period" means a period of five years beginning on the effective date of the Public Offering.

                  (iii) The term "Registrable Securities" means (a) the Common Stock which may be issuable upon exercise of a Warrant and (b) any Common Stock of the Company which a Holder shall be entitled to receive, or shall have received, because of a Holder's

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ownership of such securities, such as additional securities received upon stock splits, recapitalizations and the like, unless such shares were issued in a transaction registered under the Securities Act.

            (b)   PIGGYBACK REGISTRATION.

                  (i) NOTICE OF REGISTRATION. If after the Warrants become exercisable and prior to the end of the Registration Period, at any time or from time to time, the Company shall determine to register any of its securities in connection with an offering of its securities to the general public for cash on a form which would permit the registration of Registrable Securities, the Company will, subject to the further provisions of this Section 10:

                        (A)   promptly give the Holders written notice thereof;
      and

                        (B) subject to (ii) below, use its best efforts to include in such registration (and any related qualification under blue sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by the Holders.

                  (ii) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 10(b)(i)(A). In such event, the right of each Holder to registration pursuant to this Section 10(b) shall be conditioned upon the respective Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Should a Holder propose to distribute its securities through such underwriting, it shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
Section 10(b), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the Registrable Securities to be included in the registration and underwriting. Each of the Holders agrees that it will consent to any lockup of securities demanded by the underwriter in connection with any such registration provided that such lockup shall be no more restrictive than is similarly imposed on other selling stockholders.

            (c) DEMAND REGISTRATION. If, after the Warrants become exercisable and prior to the end of the Registration Period, the Company shall receive from Sutro a written demand that the Company effect the registration of the Registrable Securities held by Sutro, the Company will as soon as practicable, provide written notice to Cruttenden of the Sutro demand and provide Cruttenden the opportunity to elect to include the Registrable Securities held by Cruttenden in such registration, use its commercially reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities law, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so required as would permit or facilitate the sale and distribution of all of such Registrable Securities; provided, however, that the Company shall not without its consent be required to maintain effectiveness for more than 180

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days. The Company agrees to include in any such Registration Statement all information which such Holder shall reasonably request. The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 10(c):

                  (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (ii) Within a twelve (12) month period commencing six (6) months immediately prior to and ending six (6) months immediately following the effective date of any registration statement pertaining to a firm commitment underwritten offering of securities of the Company; or

                  (iii) With respect to each of the Holders, after the Company has effected one registration pursuant to this Section 10(c) and such registration has been declared or ordered effective; or

                  (iv) During any period when such distribution might be deemed to cause the Company, sellers or affiliates to violate Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor regulation; or

            Subject to the foregoing clauses (i) through (iv), the Company shall file a registration statement covering the Registrable Securities so demanded to be registered as soon as practicable after receipt of the demand of the holder; provided, however, that, not more than once within any twelve (12) month period, if the Company shall furnish to the holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the demand.

            (d) EXPENSES OF REGISTRATION. Subject to any state securities or Blue Sky laws requiring otherwise, all expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 10, including without limitation, in each case, all registration, filing and National Association of Securities Dealer fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; fees and disbursements of the accountants and counsel for the Company including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations; and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions, if any), shall be borne by the Company; provided, however, that all fees and disbursements of counsel separately retained by the Holder with respect to such registration shall be borne by the Holder; and provided further that the Company shall be obligated to bear the expenses relating to no more than one demand registration pursuant to Section 10(c).

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            (e)   INDEMNIFICATION.

                  (i) If and whenever Registrable Securities of a Holder are included in a registered offering, the Company will indemnify such Holder and each of its directors, officers and each person who controls such Holder within the meaning of the Securities Act, with respect to which registration, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, or other document (including any related registration statement) incident to any such registration or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse such Holder and each of its directors, officers, and each person who controls such Holder within the meaning of the Securities Act, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder and stated to be specifically for use therein.

                  (ii) A Holder will, if Registrable Securities held by or issuable to it are included in the securities as to which such registration, is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement and each person who controls the Company within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein.

                  (iii) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will

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be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the counsel representing the parties shall have advised them that, as a matter of professional responsibility, such counsel cannot represent both the indemnified and indemnifying parties, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Holder in the case of subsection (i) of this Section 10(i), representing the indemnified parties who are parties to such action) or (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

            (f) INFORMATION. A Holder shall furnish in writing to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, referred to in this Section 10.

            (g) SALE WITHOUT REGISTRATION. At the time of any transfer of any Registrable Securities which shall not be registered under the Securities Act the Company may require, as a condition of allowing such transfer, that the Holder or the transferee furnish to the Company: (i) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (ii) at the expense of the Holder or the transferee, an opinion of counsel, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under such Act; provided that nothing contained in this Section 10(g) shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Section 10.

            (h) TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted by the Company under Section 10 may be assigned by a Holder to a transferee or assignee of at least 25% of the Registrable Securities in accordance with Section 6, provided that such transfer may otherwise be effected in accordance with applicable securities laws and that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

SECTION 11.  REGISTRATION PROCEDURES.

            If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 10, the Company will, subject to the limitations provided herein, as expeditiously as possible:

            (a) prepare and (as soon thereafter as possible or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company or such longer period as the Company shall in good faith require to produce the financial statements required in connection with such registration) file with the SEC the requisite registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company shall not in any event be required to keep the registration statement effective for a period of more than 180 days after such registration statement becomes effective;

            (c) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such seller may reasonably request;

            (d) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (provided, however, that the Company shall not in any event be required to keep such registration or qualification in effect for a period of more than 180 days after such registration or qualification becomes effective), and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this
Section 11(d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

            (e) furnish to each seller of Registrable Securities a copy, or, upon request, a signed counterpart, addressed and the underwriters, if any, of
(i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as the underwriters, if any, may reasonably request;

            (f) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

            (g) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller, upon request of such seller, at least five days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus;

            (h) provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

            (i) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed; and

            (j) refrain from making any sale or distribution of any equity securities of the Company for at least ninety (90) days after the closing of the public offering pursuant to such registration, except pursuant to (i) any employee stock option plan and (ii) any preexisting agreement for the sale of such securities.

            It shall be a condition precedent to the obligations of the Company to take any action with respect to registering a Holder's Registrable Securities pursuant to this Section 11 that such seller of Registrable Securities as to which any registration is being effected furnish the Company in writing such information regarding such seller, the Registrable Securities and other securities of the Company held by such seller, and the distribution of such securities as the Company may from time to time reasonably request in writing. If a Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Company may exclude such Holder's Registrable Securities from the registration statement if the Company provides such Holder with an opinion of counsel to the effect that such information must be included in the registration statement and such Holder thereafter continues to withhold such information. The deletion of such Holder's Registrable Securities from a registration statement shall not affect the registration of the other Registrable Securities to be included in such registration statement.

            Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 11(g), such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 11(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

SECTION 12.  REPORTING REQUIREMENTS UNDER EXCHANGE ACT.

            (a) When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

            Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish any Holder of Registrable Securities (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy or the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the SEC as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 12 are (i) to enable any such Holder to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (ii) to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the SEC as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3.

SECTION 13.  INVESTMENT REPRESENTATIONS.

            Each of the Holders, severally and not jointly, represents and warrants with respect to the purchase of the Warrants as follows:

            (a) Such Holder is acquiring the Warrants, and, upon exercise of the Warrants, will acquire the shares of Common Stock purchasable thereunder for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

            (b) Such Holder understands that the Warrants have not been registered under the Securities Act on the grounds that the sale provided for in this Agreement and the issuance of the Warrants hereunder are exempt from registration under the Securities Act pursuant to Section 4(2) which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

            (c) Such Holder has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and to review the Company's facilities.

            (d) Such Holder qualifies as an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

SECTION 14.  WARRANT HOLDER NOT DEEMED STOCKHOLDER.

            The Holders, as holders of the Warrants shall not, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon a Holder, as a holder of the Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Warrants in accordance with the provisions hereof.

SECTION 15.  AGREEMENT OF HOLDERS AS WARRANT HOLDERS.

            Each Holder consents and agrees with the Company that:

            (a) The Warrants are transferable only in accordance with Section 6 on the registry books of the Company by such Holder and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its sole discretion, together with payment of any applicable transfer taxes; and

            (b) The Company may deem and treat such Holder as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 6 hereof.

SECTION 16.  CANCELLATION OF WARRANT CERTIFICATE.

            If the Company shall purchase or acquire the Warrants, the Warrant Certificates evidencing the same shall thereupon be canceled and retired.

SECTION 17.  MODIFICATION OF AGREEMENT.

            This Agreement shall not be modified, supplemented or altered in any respect except with the consent in writing of the Holders and the Company.

SECTION 18.  NOTICES.

            Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by telecopier. Such notice may be deemed received on the date on which it is hand-delivered or telecopied or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

            To:   Sutro & Co. Incorporated
                  11150 Santa Monica Blvd., Suite 1500
                  Los Angeles, California  90025
                  Attention: Tom Weinberger
                  Telecopy: (310) 477-6060

            To:   Cruttenden Roth Incorporated
                  18301 Von Karman
                  Irvine, California 92612
                  Attention: Joseph C. Sherwood III
                  Telecopy: (214) 852-9603

            With a copy (which shall not constitute notice) to:
                  Gardere & Wynne, L.L.P.
                  3000 Thanksgiving Tower
                  1601 Elm Street
                  Dallas, Texas  75201-4761
                  Attention: Randall G. Ray
                  Telecopy: (214) 999-4667

            To:   Allstar Systems, Inc.
                  6401 Southwest Freeway
                  Houston, Texas  77074
                  Attention: James H. Long
                  Telecopy: (713) 795-2036

            With a copy (which shall not constitute notice) to:
                  Porter & Hedges, L.L.P.
                  700 Louisiana, 35th Floor
                  Houston, Texas  77002-2764
                  Attention: Nick D. Nicholas
                  Telecopy: (713) 228-1331

SECTION 19.  GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied between residents of that state entering into contracts wholly to be performed in that state. Both parties hereto agree that they shall submit their persons to personal jurisdiction to courts sitting in California, and shall accept and agree to venue in California.

SECTION 20.  BINDING EFFECT.

            This Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

SECTION 21.  TERMINATION.

            This Agreement shall terminate at the close of business on the Expiration Date of the Warrants or such earlier date upon which the Warrants have all been exercised.

SECTION 22.  SEVERABILITY.

            If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

SECTION 23.  COUNTERPARTS.

            This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          SUTRO & CO. INCORPORATED



                                          By:_____________________________
                                          Its:____________________________


                                          CRUTTENDEN ROTH INCORPORATED



                                          By:_____________________________
                                          Its:____________________________


                                          ALLSTAR SYSTEMS, INC.



                                          By:_____________________________
                                          Its:____________________________

                                                        DRAFT 06/24/97 10:25PM
                                   EXHIBIT A

                                    WARRANT


      THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE, TRANSFER OR PLEDGE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.



                             ALLSTAR SYSTEMS, INC.

      1. NUMBER AND PRICE OF SHARES SUBJECT TO WARRANT. Subject to the terms and conditions set forth, in that certain Warrant Agreement of even date (the "Warrant Agreement") by and between Allstar Systems, Inc. (the "Company"), and Sutro & Co. Incorporated ("Sutro") and Cruttenden Roth Incorporated ("Cruttenden"), [SUTRO/CRUTTENDEN] is entitled to purchase from the Company at any time after one year from the date hereof and on or before ______________, 2002, One Hundred One Thousand Seven Hundred (101,750) shares of fully paid and non-assessable Common Stock of the Company upon surrender hereof at the principal office of the Company and, at the election of the holder hereof, upon payment of the purchase price at said office in cash or by check. Subject to adjustment as provided in the Warrant Agreement, the purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions of the Warrant Agreement) shall be _____ _______($___________). The purchase price of one share of Common Stock (or such securities as may be substituted for one share of Common Stock pursuant to the provisions set forth in the Warrant Agreement) payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as provided in the Warrant Agreement) is referred to herein as the "Warrant Price."

      2. EXERCISE OF WARRANT. This Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant at the principal office of the Company, accompanied by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares of Common Stock then being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date and in any event within five (5) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided, the Warrant Agreement, and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the shares of Common Stock, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the holder hereof. The shares of Common Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable.


            ISSUED as of this _____ day of July, 1997.


                                    ALLSTAR SYSTEMS, INC.

                                    By:____________________

                                    Title:_________________

NOTICE OF EXERCISE:

The undersigned holder of this Warrant hereby exercises this Warrant as to the number of shares set forth below and tenders the exercise price as follows:

Number of shares exercised ____________
Aggregate exercise price  $___________

___________________________________             ___________________________
Signature                                       Date




ASSIGNMENT:

The undersigned holder of this Warrant hereby assigns and transfers this Warrant to _________________________________ as to the number of shares set forth below:

Number of shares        ____________

Transferee:             ___________________________________________


_________________________________               __________________________
Signature                                       Date

                                      3